Exhibit 99.1
FOR RELEASE

Tower Automotive, Inc.	Contact: Joe Kirik (248) 675-6253
27275 Haggerty Road	(248) 649-8900
Novi, MI 48337
TOWER AUTOMOTIVE REACHES TENTATIVE AGREEMENTS WITH UNIONS
Agreements with UAW, USW are subject to
union ratification and Bankruptcy Court approval
NOVI, Michigan, July 19, 2006 – Tower Automotive (OTCBB: TWRAQ.PK), today announced tentative contract agreements with the United Auto Workers union (UAW) and the United Steelworkers union (USW) covering approximately 2,100 Tower employees. The agreements are subject to ratification by both unions’ affected memberships, and they also must be approved by the U.S. Bankruptcy Court overseeing Tower’s Chapter 11 case. Details of the agreements will be released after the ratification process is completed.
“These agreements are a major step toward assuring Tower’s future as a profitable, competitive automotive supplier,” said Kathleen Ligocki, president and chief executive officer of Tower. “While the issues addressed in the negotiations were challenging, all parties worked hard to achieve a negotiated settlement that provides cost savings critical to Tower’s reorganization plan. These agreements with the United Auto Workers and the United Steelworkers of America demonstrate the commitment of our active union membership to Tower’s future and complement agreements already reached with our Milwaukee unions and retirees. Assuming these agreements are ratified by the union memberships and approved by the Bankruptcy Court, we will be one major step closer to the completion of our reorganization plan and our emergence from Chapter 11 later this year. I want to thank our Tower colleagues for all their hard work and dedication that have been so important to our reorganization process.”
Bill Pumphrey, Tower’s president of North American Operations, welcomed the tentative agreements as a key step in finalizing Tower’s post-bankruptcy manufacturing structure. “Achieving settlements with the UAW and USW means that our labor costs going forward are clearly defined. This is an important factor in serving our current customers and planning for new business, and it also assures our customers that we will be able to meet their needs by delivering quality products on time, now and in the future.”
— (more) —

Tower Automotive Reaches Tentative Agreements with Unions – p. 2
About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends”, “project”, “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made.
Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward! -looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company’s complex and restrictive capital structure; (ii) the Company’s reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company’s ability to obtain new business on new and redesigned models; (vi) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company’s failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (xi) implementation of or changes in the laws, regulations or policies
— (more) —

Tower Automotive Reaches Tentative Agreements with Unions – p. 3 governing the automotive industry that could negatively affect the automotive components supply industry; (xii) changes in general economic conditions in the United States, Europe and Asia; and (xiii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
# # #